EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
The Participants and Administrator of
Ryder System, Inc. Deferred Compensation Plan:
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-19515) of Ryder System, Inc. of our report dated May 22, 2008 relating to the statements of financial condition of the Ryder System, Inc. Deferred Compensation Plan as of December 31, 2007 and 2006 and the statements of changes in plan equity for the years then ended, which report appears in the December 31, 2007 annual report on Form 11-K of the Ryder System, Inc. Deferred Compensation Plan.
/s/ PricewaterhouseCoopers LLP
Miami, Florida
May 22, 2008

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